EXHIBIT 10.23
U.S. Employee Form
NERDY INC.
2021 EQUITY INCENTIVE PLAN
PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD GRANT NOTICE
Pursuant to the terms and conditions of the Nerdy Inc. 2021 Equity Incentive Plan, as amended from time to time (the “Plan”), Nerdy Inc., a Delaware corporation (the “Company”), hereby grants to the individual listed below (“you” or the “Participant”) the number of performance-based restricted stock units set forth below (this “Award”) on the terms and conditions set forth herein and in the Performance Stock Unit Award Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Participant:

Date of Grant:
Total Number of Performance-Based Restricted Stock Units:
Vesting Schedule:	The Performance Stock Units are subject to achievement of performance-based vesting and time-based vesting as specified on Schedule A.
By accepting this Grant Notice, you agree to be bound by the terms and conditions of the Plan, the Agreement, and this Performance-Based Restricted Stock Unit Award Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan, and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan, and this Grant Notice. You hereby agree to accept as binding, conclusive, and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Agreement, the Plan, or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement. Electronic acceptance of this Grant Notice pursuant to the Company’s instructions to the Participant (including through an online acceptance process) is acceptable.

U.S. Employee Form
EXHIBIT A
PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
This Performance-Based Restricted Stock Unit Award Agreement (together with the Grant Notice to which this Restricted Stock Unit Award Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between Nerdy Inc., a Delaware corporation (the “Company”), and (the “Participant”).
1. The Grant. In consideration of the Participant’s past and/or continued employment with the Company or its Affiliates and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice, the Company hereby grants the Participant an award consisting of the number of Performance-Based Restricted Stock Units (the “Performance Stock Units”) set forth in the Grant Notice, whereby each Performance Stock Unit represents the right to receive one share of Stock, in accordance with the terms and conditions set forth herein and in the Plan (the “Award”). [The number of Performance Stock Units that you will actually earn and be eligible to vest in will be determined based on the level of achievement of the milestones in accordance with Schedule A attached hereto, with [TARGET NUMBER] Performance Stock Units to be earned if target performance levels are achieved (the “Target Award”).] To the extent that any provision of this Agreement conflicts with the expressly applicable terms of the Plan, Participant acknowledges and agrees that those terms of the Plan shall control and, if necessary, the applicable terms of this Agreement shall be deemed amended so as to carry out the purpose and intent of the Plan.
2. Rights as a Stockholder. The Performance Stock Units granted pursuant to this Agreement do not and shall not entitle Participant to any rights of a holder of Stock prior to the date shares of Stock are issued to Participant in settlement of the Award. Participant’s rights with respect to the Performance Stock Units shall remain forfeitable at all times prior to the date on which rights become vested and the restrictions with respect to the Performance Stock Units lapse in accordance with Sections 5 and 6.
3. Restrictions; Forfeiture. The Performance Stock Units are restricted in that they may not be sold, transferred, or otherwise alienated or hypothecated until these restrictions are removed or expire as contemplated in Section 5 of this Agreement and as described in the Notice of Grant and Schedule A, and Stock is issued to Participant as described in Section 4 of this Agreement. The Performance Stock Units are also restricted in the sense that they may be forfeited to the Company (the “Forfeiture Restrictions”).
4. Issuance of Stock. No shares of Stock shall be issued to Participant prior to the date on which the Performance Stock Units vest and the restrictions, including the Forfeiture Restrictions, with respect to the Performance Stock Units lapse, in accordance with Sections 5 and 6. After the Performance Stock Units vest pursuant to this Agreement, the Company shall, promptly and within 60 days of such vesting date, cause to be issued Stock registered in Participant’s name in payment of such vested Performance Stock Units upon receipt by the Company of any required tax withholding. The Company shall evidence the Stock to be issued in payment of such vested Performance Stock Units in the manner it deems appropriate. The value of any fractional Performance Stock Units shall be rounded down at the time Stock is issued to Participant in connection with the Performance Stock Units. No fractional shares of Stock, nor the cash value of any fractional shares of Stock, will be issuable or payable to Participant pursuant to this Agreement. The value of such shares of Stock shall not bear any interest owing to the passage of time. Any Dividend Equivalents credited to Participant’s account during the vesting schedule of the related Performance Stock Units shall become payable to Participant in the form of a lump sum cash payment at the same time as the related Performance Stock Units are settled in accordance with this Section 4. Neither this Section 4 nor any action taken pursuant to or in accordance with this Section 4 shall be construed to create a trust or a funded or secured obligation of any kind.
5. Vesting; Expiration of Restrictions and Risk of Forfeiture. The restrictions on the Performance Stock Units granted pursuant to this Agreement, including the Forfeiture Restrictions, will lapse as set forth in the vesting schedule set forth on Schedule A, provided that Participant remains in the employ of the Company or its Subsidiaries until the applicable dates set forth in the vesting schedule. Any shares of Stock underlying the Performance Stock Units that become vested and nonforfeitable will be issued to Participant in payment of Participant’s vested Performance Stock Units as set forth in Section 4.
6. Termination of Employment. If Participant’s employment with the Company or any of its Subsidiaries is terminated for any reason, then those Performance Stock Units for which the Forfeiture Restrictions have not lapsed as of the date of termination shall become null and void and those Performance Stock Units shall be forfeited to the Company. The Performance Stock Units for which the Forfeiture Restrictions have lapsed as of the date of such termination, including Performance Stock Units for which the restrictions lapsed in connection with such termination, shall not be forfeited to the Company and shall be settled as set forth in Section 5. For purposes of this Agreement, Participant shall be considered to be employed by the Company or an Affiliate as long as Participant remains an employee of any of the Company, an Affiliate, or a corporation or other entity or a parent or subsidiary of such corporation or other entity assuming or substituting a new award for this Award. Without limiting the scope of the preceding sentence, it is expressly provided that Participant shall be considered to have terminated employment with the Company (a) when Participant ceases to be an employee of any of the Company, an Affiliate, or a corporation or other entity or a parent or subsidiary of such corporation or other entity assuming or substituting a new award for this award or (b) at the time of the termination of the “Affiliate” status under the Plan of the corporation or other entity that employs Participant.
7. Leave of Absence. This Award shall be subject to any Company policy applicable to treatment of equity Awards upon a leave of absence.
8. Tax Withholding. To the extent that the grant or vesting of this Award results in compensation income or wages to Participant for federal, state, local and/or foreign tax purposes, Participant shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to this Award. Unless otherwise determined by the Committee, the Company’s (or any Subsidiary’s) required tax withholding obligation shall be satisfied in full by an arrangement whereby (i) the Company shall issue to a broker designated by the Company and acting on behalf of the Participant a number of shares of Stock sufficient to satisfy the withholding amount due along with any applicable third-party commission with irrevocable instructions to sell such shares of Stock (“Sell-to-Cover”) and (ii) the proceeds from such Sell-to-Cover shall be remitted to the Company. In the event the proceeds from the Sell-to-Cover are insufficient to fully satisfy the applicable withholding taxes, the Participant authorizes withholding from payroll and any other amounts payable to the Participant, in the same calendar year, and otherwise agrees to make adequate provision through the submission of cash, a check or its equivalent for any sums required to satisfy the remaining withholding taxes. Given that Sell-to-Cover is both mandatory and non-discretionary, it is the intent of the parties that this Section comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act, and the Agreement will be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act. The Company and the Participant intend that the representations and requirements set forth in Rule 10b5-1(c)(1)(ii) under the Exchange Act shall be deemed to have been made and satisfied by virtue of the mandatory and non-discretionary Sell-to-Cover requirement of this Section 8. Participant acknowledges that there may be adverse tax consequences upon the grant or vesting of this Award or disposition of the underlying shares and that Participant has been advised, and hereby are advised, to consult a tax advisor. Participant represents that Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.
9. Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Stock will be subject to compliance with all applicable requirements of with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, Stock will not be issued hereunder unless a registration statement under the Securities Act is, at the time of issuance, in effect with respect to the shares issued or in the opinion of legal counsel to the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. PARTICIPANT IS CAUTIONED THAT ISSUANCE OF STOCK UPON THE VESTING OF PERFORMANCE STOCK UNITS GRANTED PURSUANT TO THIS AGREEMENT MAY NOT OCCUR UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Stock available for issuance.
10. [Legends. If a stock certificate is issued with respect to shares of Stock issued hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Agreement and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the SEC, any applicable laws or the requirements of the New York Stock Exchange or any other stock exchange on which the Stock is then listed. If the shares of Stock issued hereunder are held in book-entry form, then such entry will reflect that the shares are subject to the restrictions set forth in this Agreement.]
11. No Right to Continued Employment, Service or Awards. Nothing in the adoption of the Plan, nor the award of Performance Stock Units thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to continued employment by, or a continued service relationship with, the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment or other service relationship at any time. The grant of this Award is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.
12. Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.
13. No Liability for Good Faith Determinations. The Company and the members of the Board and the Committee shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Performance Stock Units granted hereunder.

14. Execution of Receipts and Releases. Any issuance or transfer of shares of Stock or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such Person hereunder. As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefore in such form as it shall determine appropriate.
15. No Guarantee of Interests. The Board, the Committee and the Company do not guarantee the Stock of the Company from loss or depreciation.
16. Company Records. Records of the Company or any Affiliate regarding the Participant’s service and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.
17. Notices. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed or if earlier the date it is sent via certified United States mail.
18. Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format (including any notices required by Section 17 above), the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.
19. Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the Person(s) to whom this Award may be transferred by will or the laws of descent or distribution.
20. Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.
21. Interpretation. The titles and headings of paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.
22. Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of Delaware, without giving any effect to any conflict of law provisions thereof, except to the extent Delaware state law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.
23. Consent to Missouri Jurisdiction and Venue. The Participant hereby consents and agrees that state courts located in St. Louis County, Missouri and the United States District Court for the Eastern District of Missouri each shall have personal jurisdiction and proper venue with respect to any dispute between the Participant and the Company arising in connection with the Award or this Agreement. In any dispute with the Company, the Participant will not raise, and the Participant hereby expressly waives, any objection or defense to any such jurisdiction as an inconvenient forum.
24. Company Recoupment of Awards. A Participant’s rights with respect to this Award shall in all events be subject to (a) any right that the Company may have under any Company clawback or recoupment policy or other agreement or arrangement with a Participant (including the Company’s Compensation Recovery Policy) and (b) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the SEC.
25. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to this Award; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company (or an Affiliate or other entity) and the Participant in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.
26. Acknowledgements Regarding the Nonqualified Deferred Compensation Rules. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code. The Participant acknowledges and agrees that (a) the Participant is not relying upon any written or oral statement or representation of any of the Company, any Affiliate or any of their respective employees, directors, managers, officers, attorneys or agents (collectively, the “Company Parties”) regarding the tax effects associated with the Participant’s execution of this Agreement and the grant, settlement and vesting of this Award, and (b) in deciding to enter into this Agreement, the Participant is relying on the Participant’s own judgment and the judgment of the professionals of the Participant’s choice with whom the Participant has consulted. The Participant hereby releases, acquits and forever discharges the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with the Participant’s execution of this Agreement and the grant, vesting and settlement of this Award.
27. The Plan. This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.
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